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                                                                Exhibit 10.26

                             ANTIDILUTION AGREEMENT


         THIS ANTIDILUTION AGREEMENT is entered into as of November 24, 1997, by and between Silicon Valley Bank ("Purchaser") and Bluestone Software, Inc. (the "Company").

                                    RECITALS

         A. Concurrently with the execution of this Antidilution Agreement, the Purchaser is purchasing from the Company a Warrant (the "Warrant') pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

         B. By this Antidilution Agreement, the Purchaser and the Company desire to set forth the adjustment in the number of Shares issuable upon exercise of the Warrant as a result of a Diluting Issuance (as defined in the Warrant).

         C. Capitalized terms used herein shall have the same meaning as set forth in the Warrant.

                 NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

         1. DEFINITIONS. As used in this Antidilution Agreement, the following terms have the following respective meanings:

                           (a)      "Option" means any right, option, or warrant
to subscribe for, purchase, or otherwise acquire common stock or Convertible Securities.

                           (b)      "Convertible Securities" means any evidences
of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (c)      "Issue" means to grant, issue, sell, assume,
or fix a record date for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur.

                           (d)      "Additional Common Shares" means all Common
Stock (including reissued shares) Issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant. Additional Common Shares does not include, however, any Common Stock Issued in a transaction described in Sections
2.1 and 2.2 of the Warrant; any Common Stock Issued upon conversion or exercise of Options and Convertible Securities outstanding as of the date of the Warrant; the Shares; or Common Stock Issued or reserved for issuance pursuant to a stock option plan which was approved by the Board of Directors of the Company.

         2. DEEMED ISSUANCE OF ADDITIONAL COMMON SHARES. The shares of Common Stock ultimately issuable upon exercise of an Option (including the shares of Common Stock ultimately issuable upon conversion or exercise of a Convertible Security issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of Common Stock ultimately issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of Common Stock issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.



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         3.       ADJUSTMENT OF WARRANT PRICE FOR DILUTING ISSUANCES.

                   3.1 WEIGHTED AVERAGE ADJUSTMENT. If the Company issues Additional Common Shares after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 4) is less than the Warrant Price in effect immediately before such Issue, the Warrant Price shall be reduced, concurrently with such Issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Warrant Price by a fraction:

                  (a) the numerator of which is the amount of such Common Stock outstanding immediately before such Issue plus the amount of Common Stock that the aggregate consideration received by the Company for the Additional Common Shares would purchase at the Warrant Price in effect immediately before such Issue, and

                  (b) the denominator of which is the amount of Common Stock outstanding immediately before such Issue plus the number of such Additional Common Shares.

                  3.2 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Warrant Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and (ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

                  3.3 SECURITIES DEEMED OUTSTANDING. For the purpose of this
Section 3, all securities issuable upon exercise of any outstanding Convertible Securities or Options, warrants, or other rights to acquire securities of the Company shall be deemed to be outstanding.

         4. COMPUTATION OF CONSIDERATION. The consideration received by the Company for the Issue of any Additional Common Shares shall be computed as follows:

                  (a) CASH shall be valued at the amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends.

                  (b) PROPERTY. Property other than cash shall be computed at the fair market value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Company.

                  (c) MIXED CONSIDERATION. The consideration for Additional common Shares Issued together with other property of the Company for consideration that covers both shall be determined in good faith by the Board of Directors.

                  (d) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per Additional Common Share for Options and Convertible Securities shall be determined by dividing:

                           (i)      the total amount, if any, received or
receivable by the Company for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon exercise of the Options or conversion of the Convertible Securities, by

                           (ii)     the maximum amount of Common Stock (as set
forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately issuable upon the exercise of such Options or the conversion of such Convertible Securities.


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         5.       GENERAL.

                  5.1 GOVERNING LAW. This Antidilution Agreement shall be governed in all respects by the laws of the State of Delaware.

                  5.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

                  5.3 ENTIRE AGREEMENT. Except as set forth below, this Antidilution Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  5.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by overnight delivery by a reputable courier service or by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have furnished to the Purchaser in writing.

                  5.5 SEVERABILITY. In case any provision of this Antidilution Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Antidilution Agreement shall not in any way be affected or impaired thereby.

                  5.6 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Antidilution Agreement.

                  5.7 COUNTERPARTS. This Antidilution Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



PURCHASER                                           COMPANY

SILICON VALLEY BANK                                 BLUESTONE SOFTWARE, INC.


By:/s/ Pamela Aldsworth                             By:/s/ Mel Baiada
   ---------------------------                         -------------------------
Name: Pamela Aldsworth                              Name: Mel Baiada
Title: Vice President                              Title: President

Address:                                            Address:
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